Exhibit 5.1

May 19, 2011

Kenexa Corporation 650 East Swedesford Road 2nd Floor Wayne, PA 19087

Re:	Underwritten Public Offering

Ladies and Gentlemen:

Reference is made to our opinion dated March 9, 2010 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-165371) filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2010 (the “Registration Statement”) by Kenexa Corporation, a Pennsylvania corporation (the “Company”), pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”).  We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”) dated May 19, 2011, relating to the underwritten public offering by the Company of 3,000,000 shares of common stock of the Company, par value $0.01, and up to an additional 450,000 shares of common stock of the Company, par value $0.01, with respect to which the Company has granted to the Underwriters an overallotment option (collectively, the “Shares”), which Shares are covered by the Registration Statement (the “Offering”).  We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus Supplement.  All capitalized terms not otherwise defined herein shall have the same meanings as they are given in the Registration Statement and Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement.  In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion letter pursuant to Item 601(b)(5) of Regulation S-K, promulgated by the Commission.  We are familiar with the proceedings taken by the Board of Directors of the Company and the Pricing Committee duly appointed by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares.  We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to: the Registration Statement; the preliminary prospectus supplement dated May 16, 2011; the Prospectus Supplement; the Underwriting Agreement, dated May 19, 2011 between the Company, certain of its subsidiaries, and Cowen and Company, LLC and Lazard Capital Markets LLC, as representatives for the several underwriters; the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended, in effect on the date hereof; certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company; corporate records and instruments; and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Shares will be issued against payment of valid consideration under applicable law.  As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania, including statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Pennsylvania and reported judicial decisions interpreting such laws of the Commonwealth of Pennsylvania, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be legally issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP